EXHIBIT 23

                             CONSENT OF KPMG LLP AS

                  INDEPENDENT RESGISTED PUBLIC ACCOUNTING FIRM

                             FOR NORTH BAY BANCORP

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            CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

The Board of Directors
North Bay Bancorp:


We consent to the  incorporation  by  reference in the  registration  statements
(Nos.  333-93537,  333-43972 and  333-90006) on Form S-8 of North Bay Bancorp of
our reports dated March 15, 2006, with respect to the consolidated balance sheets of North Bay Bancorp and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of North Bay Bancorp.



/s/ KPMG LLP
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San Francisco, California
March 15, 2006